EXHIBIT 3.1
                                                                     -----------

                          CERTIFICATE OF INCORPORATION
                                       OF
                           PALWEB OKLAHOMA CORPORATION

           FIRST. The name of the Corporation is PalWeb Oklahoma Corporation.

           SECOND. The address of its registered office in the State of Oklahoma is Crowe & Dunlevy, 1800 Mid-America Tower, 20 North Broadway, Oklahoma City, Oklahoma 73102-8273. The name of its registered agent at such address is Michael
M. Stewart.

           THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act.

           FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 5,020,750,000, with a par value of $0.0001 per share, divided as follows:

                     5,000,000,000 shares of Common Stock; and

                     20,750,000 shares of Preferred Stock, of which 750,000 shares shall be designated as Series 2001 12% Cumulative Convertible Senior Preferred Stock ("2001 Preferred Stock")

           The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

           The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                     (1) The number of shares constituting that series and the distinctive designation of that series;

                     (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                     (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                     (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

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                     (5) Whether or not the shares of that series will be
           redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                     (6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                     (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                     (8) Any other relative rights, preferences and limitations of that series.

The Board of Directors shall be authorized, subject to limitations prescribed by law and this Article FOURTH and without any approval of the holders of the shares of Common Stock then outstanding, to reduce the number of shares of Common Stock outstanding by declaring and effecting a reverse split of the Corporation's Common Stock ("Reverse Stock Split") at an exchange ratio of not more than 1-for-100 (the "Maximum Reverse Split Ratio"). The Board of Directors shall have the sole discretion to determine whether, and at what effective time and exact ratio, subject to the Maximum Reverse Split Ratio, a Reverse Stock Split shall be effected. The Board shall give notice of the time and exact ratio of the Reverse Stock Split as may be required by law. If a Reverse Stock Split is effected by the Board of Directors, at the effective time thereof, without any further action by the Corporation or the shareholders, the number of shares of Common Stock, par value $0.0001 per share, established by the Board, up to the Maximum Reverse Split Ratio of 100 shares, then issued and outstanding or reserved for issuance ("Old Common Stock"), shall be reclassified and changed into one fully paid and nonassessable share of Common Stock of the Corporation, par value $0.0001 per share ("Common Stock"). Shareholders who, at the effective time, would otherwise receive a fractional share of Common Stock in connection with such Reverse Stock Split will, instead of such fractional share, be issued one whole share. All shares of Old Common Stock held by a record holder will be aggregated for purposes of computing the number of shares of Old Common Stock subject to the Reverse Stock Split. The aggregate amount of the capital of the Corporation represented by the Old Common Stock at the effective time shall, to the extent of the par value of the Common Stock into which such shares are reclassified and converted in the Reverse Stock Split, become the amount of capital represented by the Common Stock issued in exchange therefor, and the remainder of the capital shall become surplus. Unless the Board of Directors determines otherwise, shareholders shall be required to exchange each certificate representing shares of Old Common Stock outstanding at the effective time of a Reverse Stock Split for certificates representing the number of shares of Common Stock into which such shares of Old Common Stock shall have been reclassified and converted in the Reverse Stock Split in such manner as the Board may determine.

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           FIFTH.  The terms of the 2001 Preferred Stock shall be as follows:

                     (1) Priority; Number of Shares; Stated Value.Shares of 2001 Preferred Stock shall be prior to the Corporation's Common Stock with respect to the payment of dividends and the distribution of assets. The number of shares which shall constitute 2001 Preferred Stock shall be 750,000. The stated value of 2001 Preferred Stock shall be $10.00 per share.

                     (2)       Dividends.
                               ---------

                               (a) The quarterly cash dividend rate of 2001
                     Preferred Stock shall be $.30 on each outstanding share of such stock. Such preferential cash dividends shall be payable when and as declared by the Board of Directors, to the extent permitted by law, quarterly on the last day of March, June, September and December in each year (the "Dividend Payment Dates").

                               (b) All cash dividends payable shall accrue
                     commencing as of the date of original issuance, and be cumulative. Interest at the rate of 12% per annum shall accrue and be payable with respect to any amounts of unpaid cumulative cash dividends on 2001 Preferred Stock.

                               (c) So long as any shares of the 2001 Preferred
                     Stock shall remain outstanding, no dividend whatsoever (other than a dividend payable in Common Stock) shall be declared or paid upon any class of stock or series thereof ranking junior to the 2001 Preferred Stock in the payment of dividends, nor shall any shares of any class of stock or series thereof ranking junior to the 2001 Preferred Stock in payment of dividends be redeemed or purchased by the Corporation or any subsidiary thereof, nor shall any monies be paid to or made available for a sinking fund for the redemption or purchase of any shares of any class of stock or series thereof ranking junior to the 2001 Preferred Stock in payment of dividends, unless in each instance full cumulative cash dividends on all outstanding shares of the 2001 Preferred Stock payable on all previous Dividend Payment Dates and the cash dividend on all outstanding shares of the 2001 Preferred Stock for the then current quarterly dividend period shall have been paid or declared and sufficient funds set apart therefor.

                               (d) No dividend shall be declared or paid on any
                     share or shares of any class of stock or series thereof ranking on a parity with the 2001 Preferred Stock in respect of payment of dividends for any dividend period unless there shall have been paid on all shares then outstanding of the 2001 Preferred Stock for the same dividend period and all prior periods.

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                     (3)       Preference On Liquidation.
                               -------------------------

                               (a) In the event of any voluntary or involuntary
                     liquidation, distribution of assets (other than the payment of dividends), dissolution or winding up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or of any other class of stock of the Corporation ranking junior to the 2001 Preferred Stock in distribution of assets upon liquidation, the holders of shares of the 2001 Preferred Stock shall each be entitled to receive payment of the stated value per share held by them plus any accrued and unpaid dividends and interest thereon to the date of final distribution to such holders, but they shall be entitled to no further payment with respect to such shares.

                               (b) Nothing herein contained shall be deemed to
                     give the Corporation the right of redemption of shares of the 2001 Preferred Stock. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Paragraph (3).

                               (c) Written notice of any voluntary or
                     involuntary liquidation, dissolution or winding up of the affairs of the Corporation, stating a payment date and the place where the distributable amounts shall be payable and containing a statement of or reference to the conversion, if any, right set forth in Paragraph (5), shall be given, not less than thirty (30) days prior to the payment date stated therein, to the holders of record of the 2001 Preferred Stock.

                               (d) No payment on account of such liquidation,
                     dissolution or winding up of the affairs of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the 2001 Preferred Stock in respect to the distribution of assets, unless there shall likewise be paid at the same time to the holders of the 2001 Preferred Stock like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they and the holders of such parity stock are respectively entitled with respect to such preferential distributions.

                     (4)       Voting Rights.
                               -------------

                     The holders of the 2001 Preferred Stock shall not have any voting rights, except as set forth below or as otherwise are required by law:

                               (a) If, and so often as, the Corporation shall
                     fail to declare and pay dividends on the 2001 Preferred Stock at the time outstanding at the rate specified for such shares for two consecutive Dividend Payment Dates, the holders of the 2001 Preferred Stock will be entitled to vote as a separate voting group for election, as herein provided, of additional members of the Board of Directors of the Corporation (not less than 60% of the Board of Directors); provided, however, that the holders of the 2001

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                     Preferred Stock shall exercise such special voting rights
                     only at the next annual meeting of shareholders or any special meeting of shareholders held in lieu thereof after the fourth such payment date at which directors are elected and at which the holders of not less than a majority of the shares of the 2001 Preferred Stock, then outstanding, are present in person or by proxy; and provided further that the special class voting rights provided for in this subparagraph (a) shall remain vested in the holders of the 2001 Preferred Stock until all accrued and unpaid dividends on the 2001 Preferred Stock then outstanding shall have been declared and paid, whereupon the holders of the 2001 Preferred Stock shall be divested of their special voting rights in respect of subsequent elections of directors. In no event shall any voting rights be created with respect to any class or series of preferred stock of the Corporation which would be senior to the voting rights of the 2001 Preferred Stock.

                               (b) At any meeting at which the holders of the
                     shares of the 2001 Preferred Stock shall be entitled to elect directors, the holders of a majority of the outstanding shares of the 2001 Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum, and the vote of the holders of a plurality of such shares so present at any such meeting at which there shall be such a quorum shall be sufficient to elect additional members having a majority (not less than 60%) of the Board of Directors members which such holders are entitled to elect as herein provided. Nothing in this subparagraph (b) shall prevent any change otherwise permitted in the total number of or classifications of directors of the Corporation nor require the resignation of any director elected other than pursuant to this subparagraph (b). Notwithstanding any classification of the other directors of the Corporation, any directors elected by the holders of the 2001 Preferred Stock shall be elected annually for terms expiring at the next succeeding annual meeting of shareholders, subject to the earlier termination pursuant to the provisions of subparagraph (c) below.

                               (c) Upon any divesting of the special class of
                     voting rights of the holders of the 2001 Preferred Stock in respect of elections of directors as provided in this Paragraph (4), the terms of office of all directors then in office elected by such holders shall terminate immediately. If the office of any director elected by such holders, voting as a class, becomes vacant by reason of death, resignation, removal from office or otherwise, the remaining director elected by such holders may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.

                               (d) No class or series of stock of the
                     Corporation ranking senior to the 2001 Preferred Stock in distribution of assets upon liquidation or in payment of dividends shall be authorized and issued by the Corporation without the prior approval of the holders of a majority of the shares of 2001 Preferred Stock then outstanding.

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                     (5)       Convertibility.
                               --------------

                     Subject to subparagraph (5)(m) below, shares of 2001 Preferred Stock shall be convertible into Common Stock on the following terms and conditions:

                               (a) Subject to and upon compliance with the
                     provisions of this paragraph (5), the holder of any shares of 2001 Preferred Stock shall have the right, at such holder's option, at any time or from time to time before the close of business on the date next preceding the date fixed for redemption or repurchase of such shares of 2001 Preferred Stock (unless the Corporation shall default in payment due upon such redemption or repurchase), to convert any of such shares into such number of fully paid and nonassessable shares of Common Stock at the Conversion Price (as hereafter defined) therefor in effect at the time of conversion.

                               (b) Each share of 2001 Preferred Stock shall be
                     convertible into the number of shares of Common Stock that results from dividing the stated value per share of 2001 Preferred Stock by the Conversion Price, as hereinafter defined. The Conversion Price as of the original date of issuance of the 2001 Preferred Stock shall be $.0286 per share of Common Stock subject to adjustment from time to time as provided herein.

                               (c) The holder of any shares of 2001 Preferred
                     Stock may exercise the conversion right as to any part thereof by surrendering to the Corporation at the office of any transfer agent of the Corporation for 2001 Preferred Stock or at the principal office of the Corporation, the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all or a specified portion of the shares represented thereby and stating the name or names (with addresses) in which the certificate or certificates for the shares of Common Stock are to be issued. Subject to the provisions of this paragraph (5), every such notice of election to convert shall constitute a contract between the holder of such shares and the Corporation whereby such holder shall be deemed to subscribe for the number of shares of Common Stock which he will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription, to surrender such shares of 2001 Preferred Stock and to release the Corporation from all obligations thereon and whereby the Corporation shall be deemed to agree that the surrender of such shares and the extinguishment of obligations thereon shall constitute full payment for Common Stock so subscribed for and to be issued upon such conversion. Conversion shall be deemed to have been effected on the date when delivery of such notice and such shares is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver, to or upon the written order of such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash with respect to any fractional interest in a share of Common

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                     Stock as provided in subparagraph (5)(j). The person in
                     whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of 2001 Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of 2001 Preferred Stock representing the unconverted portion of the certificate so surrendered.

                               (d) If the Corporation shall at any time or from
                     time to time after the original issue date of 2001 Preferred Stock effect a subdivision or combination of any outstanding Common Stock, including a dividend payable in Common Stock, the Conversion Price then in effect immediately before such subdivision or combination shall be proportionately adjusted by multiplying the then effective Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such subdivision or combination, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such subdivision or combination. The number of shares of Common Stock outstanding at any time shall, for the purposes of this Article FIFTH, include the number of shares of Common Stock into which any convertible securities of the Corporation, including 2001 Preferred Stock, may be converted, or for which any warrant, option or rights of the Corporation may be exercised or exchanged. Any adjustment under this subparagraph shall become effective at the close of business on the date the subdivision or combination becomes effective. Advance notice of events which would give rise to an adjustment in the Conversion Price shall be given to holders of 2001 Preferred Stock, but failure to give such notice shall not affect the validity or effectiveness of such event. No adjustment of the Conversion Price shall be made for the issuance of shares of Common Stock to employees pursuant to the Corporation's or any subsidiary's stock ownership, stock option or other benefit plan. No adjustment of the Conversion Price will be required to be made in any case until cumulative adjustments amount to one percent or more of the Conversion Price. The Corporation reserves the right to make such changes in the Conversion Price in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Corporation to its shareholders shall not be taxable.

                               (e) In the event the Corporation at any time or
                     from time to time after the original issue date of 2001 Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in (i) evidences of indebtedness of the Corporation, (ii) assets of the Corporation (other than cash dividends or distributions paid out of retained earnings), or (iii) securities of the Corporation other than Common Stock, then and in each such event provision shall be made so that the holders of 2001 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of such evidences, assets or securities that they would have received had they held, on such record date, the maximum number of shares of Common Stock into which their 2001 Preferred Stock could then have been converted. The Corporation reserves the right to make such changes in the Conversion Price in addition to those required in the foregoing provisions as the Corporation in its discretion shall determine to be advisable in order that certain stock-related distributions hereafter made by the Corporation to its shareholders shall not be taxable.

                               (f) If Common Stock issuable upon the conversion
                     of 2001 Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Paragraph (5)), then and in each such event the holders of 2001 Preferred Stock shall have the right thereafter to convert each such share into the kind and amounts of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such 2001 Preferred Stock could have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                               (g) If at any time or from time to time there
                     shall be a capital reorganization of Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for in this Paragraph(6)) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all the Corporation's properties and assets or capital stock to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that each holder of 2001 Preferred Stock shall thereafter be entitled to receive, upon conversion of 2001 Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger of consolidation or sale as though conversion of 2001 Preferred Stock had occurred immediately prior to such event, provided such holder (x) is not the entity with which the Corporation consolidated or into which the Corporation merged or which merged into the Corporation or to which such sale or transfer was made, as the case may be, or an affiliate of such an entity and (y) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Paragraph (5) with respect to the rights of the holders of 2001 Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Paragraph (5)

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                     (including adjustment of the Conversion Price then in
                     effect and the number of shares purchasable upon conversion of 2001 Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                               (h) 2001 Preferred Stock shall not be subject to
                     any sinking fund for the purchase or redemption of shares.

                               (i) In each case of an adjustment or readjustment
                     of a Conversion Price for Common Stock issuable upon conversion of 2001 Preferred Stock, the Corporation, at its expense, shall cause independent certified public accountants of recognized standing selected by the Corporation (who shall be the independent certified public accountants then reviewing or auditing the books of the Corporation) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall provide a copy of such certificate to each registered holder of that 2001 Preferred Stock in the manner in which notices are to be given hereunder. The certificate shall set forth such adjustment or readjustment and show in detail the facts upon which such adjustment or readjustment is based.

                               (j) No fractional shares of Common Stock or scrip
                     shall be issued upon conversion of shares of 2001 Preferred Stock. If more than one share of 2001 Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of 2001 Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of 2001 Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then Current Market Price. The "Current Market Price" at any date shall mean the price per share of Common Stock on such date determined by the Board of Directors as provided below. The Current Market Price shall be the average of the daily closing prices per share of Common Stock for thirty (30) consecutive business days ending no more than fifteen (15) business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such thirty (30) business day period). The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the highest bid and the lowest asked prices quoted on The NASDAQ Stock Market; provided, however, that if Common Stock is not traded in such manner that the quotations referred to above are available for the period required hereunder, Current Market Price per share of Common Stock shall be deemed to be the fair value as determined by the Board of Directors, irrespective of any accounting treatment.

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                               (k) If the shares of 2001 Preferred Stock shall
                     be called for redemption, the right to convert such shares shall terminate and expire at the close of business on the last business day preceding the redemption date.

                               (l) The Corporation shall pay any tax in respect
                     of the issue of stock certificates on conversion of shares of 2001 Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in a name other than that of the holder of the shares converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                               (m) The Corporation shall at all times reserve
                     and keep available out of its authorized Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of 2001 Preferred Stock and shall take all such action as may be required from time to time in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of 2001 Preferred Stock. As a condition precedent to the taking of any action which would cause an adjustment to the Conversion Price for 2001 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to authorize such number of shares of Common Stock as shall be issuable pursuant to such adjusted Conversion Price.

                               (n) Shares of 2001 Preferred Stock converted
                     shall not be reissued as shares of 2001 Preferred Stock, but shall assume the status of authorized but unissued shares of preferred stock of the Corporation.

                               (o) If any shares of Common Stock to be reserved
                     for the purpose of conversion of shares of 2001 Preferred Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon conversion, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If, and so long as, any shares of Common Stock into which the shares of 2001 Preferred Stock are then convertible are listed on any national securities exchange or The NASDAQ Stock Market, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange or The NASDAQ Stock Market, as the case may be, upon official notice of issuance, all shares of Common Stock issuable upon conversion.

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                               (p) All shares of Common Stock which may be
                     issued upon conversion of the shares of 2001 Preferred Stock will upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof and the Corporation shall take no action which will cause a contrary result.

                     (6)       Sinking Fund.
                               ------------

                     No sinking fund will be established for the retirement or redemption of shares of the 2001 Preferred Stock.

                     (7)       Authorized Shares.
                               -----------------

                     The number of authorized shares of 2001 Preferred Stock may be increased or decreased by resolutions duly adopted by the Board of Directors of the Corporation and the filing of a certificate pursuant to the provisions of the Oklahoma General Corporation Act stating that such increase or decrease has been so authorized.

                     (8)       General Provisions.
                               ------------------

                               (a) Any notice required by the provisions of this
                     Article FIFTH to be given to holders of record of the 2001 Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to that holder of record at its address appearing on the books of the Corporation.

                               (b) The Corporation shall not amend this
                     Certificate of Incorporation or participate in any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed under this Article FIFTH by the Corporation.

           SIXTH. The bylaws of the Corporation may be adopted, altered, amended or repealed by the Board of Directors. Election of directors need not be by written ballot unless the bylaws so provide.

           SEVENTH. (1) To the fullest extent that the Oklahoma General Corporation Act as it exists on the original date of filing of this Certificate of Incorporation with the Oklahoma Secretary of State ("Effective Date"), permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or repeal.

                     (2) If the Oklahoma General Corporation Act is amended after the Effective Date to further limit or eliminate liability of this Corporation's directors for breach of fiduciary duty, then a director of this Corporation shall not be liable for any such breach to the fullest extent permitted by the Oklahoma General Corporation Act as so amended. If the Oklahoma General Corporation Act is amended after the Effective Date to increase or expand liability of directors of this Corporation for breach of fiduciary duty, no such amendment shall apply to or have any effect on the liability or alleged liability of any director of this Corporation for or with respect to any acts or omissions of such director occurring prior to the time of such amendment or otherwise adversely affect any right or protection of a director of this Corporation existing at the time of such amendment.

           EIGHTH.   (1) The Corporation shall indemnify, and may advance
litigation expenses to, its officers and directors to the fullest extent permitted by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, and all other laws of the State of Oklahoma.

                     (2) The Corporation may indemnify, and may advance litigation expenses to, employees and agents of the Corporation, and persons serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise, to the fullest extent permitted by the Oklahoma General Corporation Act, as the same exists or may hereafter be amended, and all other laws of the State of Oklahoma.

                     (3) No amendment to or repeal of this Article EIGHTH shall apply to or have any effect on the right of a person entitled to indemnification hereunder to receive such indemnification or on the ability of the Corporation to provide indemnification to any person to which indemnification is permitted hereunder for or with respect to any acts or omissions of any such person occurring prior to the time of such amendment or repeal.

                     (4) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article EIGHTH or of the Oklahoma General Corporation Act.

                     (5) Any right to indemnification conferred in this Article EIGHTH shall be a contract right and shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation's Certificate of Incorporation, bylaws, or any statute, bylaw, agreement, resolution of shareholders or directors or otherwise.

           NINTH. Except upon the affirmative vote of shareholders holding all the issued and outstanding shares of Common Stock, no amendment to this Certificate of Incorporation may be adopted by the Corporation which would impose personal liability for the debts of the Corporation on the shareholders of the Corporation or which would amend, alter, repeal or adopt any provision inconsistent with this Article NINTH.

           TENTH. Sections 1145 through 1155 of Title 18 of the Oklahoma Statutes shall not apply to the Corporation.

           ELEVENTH. Except as set forth in the bylaws of the Corporation, an action required by the provisions of the Oklahoma General Corporation Act to be taken, or which may be taken, at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand, by certified or registered mail, return receipt requested, or electronic transmission.

           TWELFTH. Subject to the limitations set forth in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

           THIRTEENTH. The name and mailing address of the incorporator is:

                               Michael M. Stewart
                               1800 Mid America Tower
                               20 North Broadway
                               Oklahoma City, OK 73102-8273


           Executed this  24th  day of  April, 2002.
                         ------        -------

                                            /s/ Michael M. Stewart
                                           ------------------------------------
                                           MICHAEL M. STEWART, INCORPORATOR